SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 3, 2007
Date of Report (Date of earliest event reported)
FISHER COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	000-22439	91-0222175

(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)
100 Fourth Avenue N., Suite 510, Seattle, Washington 98109
(Address of Principal Executive Offices, including Zip Code)
(206) 404-7000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements
     On August 6, 2007, Fisher Communications, Inc. announced that its wholly-owned subsidiary, Fisher Broadcasting Company has entered into a definitive agreement, dated August 3, 2007, to purchase KBAK-TV (CBS affiliate) and KBFX-CA (Fox affiliate), in Bakersfield, California, from Westwind Communications, LLC, for approximately $55 million. The acquisition is subject to regulatory review and other customary closing conditions.
     A press release announcing the purchase is included as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
     99.1     Press release, dated August 6, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.
Dated: August 8, 2007	By	/s/ S. Mae Fujita Numata
S. Mae Fujita Numata
Senior Vice President, Chief Financial Officer and Corporate Secretary

Exhibit Index
99.1	Press release, dated August 6, 2007